Exhibit 5.2

[Header of Edward Nathan Sonnenbergs Inc.]

Sasol Limited
1 Sturdee Avenue
Rosebank 2196
South Africa

Sasol Financing International Plc

4th Floor
Analyst House
20-26 Peel Road
Douglas
Isle of Man
IM1 4LZ

22 October 2012

Ladies and Gentlemen

SASOL LIMITED: FORM F-3 REGISTRATION STATEMENT PURSUANT TO THE U.S. SECURITIES ACT OF 1933, DATED 22 OCTOBER 2012

1.                                       INTRODUCTION

1.1                                We have acted as independent South African legal adviser to Sasol Limited (the “Company”) and Sasol Financing International Plc (the “Issuer”), in connection with the filing by each, with the U.S. Securities and Exchange Commission (the “Commission”), of the Form F-3 registration statement dated 22 October 2012 (the “Registration Statement”), which Registration Statement:

1.1.1                       includes the Issuer prospectus dated 22 October 2012;

1.1.2                       is in respect of the registration, by the Issuer, of (i) an indeterminate principal amount of debt securities (the “Debt Securities”) and (ii) the guarantees issued by the Company in respect of the debt securities issued or to be issued by the Issuer (the “Guarantees”); and

1.1.3                       is filed pursuant to the U.S. Securities Act of 1933.

1.2                                Capitalised terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Registration Statement.

1.3                                In connection with this opinion (this “Opinion”), we have —

1.3.1                       examined an executed copy of:

1.3.1.1               the Registration Statement; and

1.3.1.2               the form of the Indenture included as Exhibit 4.1 to the Registration Statement (the “Offering Document”);

1.3.2                       relied upon and examined —

1.3.2.1              a copy of the resolution of the board of directors of the Company dated 19 October 2012, pursuant to which (i) the Company is authorised to enter into the transactions contemplated by the Offering Document, and (ii) the Authorised Persons (as defined therein) are authorised, on behalf of the Company, to negotiate and sign the Offering Document and to act in connection with the Offering Document; and

1.3.2.2              a copy of all constitutive documents of the Company, including without limitation, the Memorandum of Incorporation (previously the Memorandum and Articles of Association) of the Company, and the Company’s Certificate of Incorporation.

(the documents listed in paragraph 1.3.2 above hereinafter being referred to as the “Authorising Documents”);

1.3.3                       relied upon and examined a copy of the report(s) produced by a search of the records of the Companies and Intellectual Property Commission (“CIPC”) carried out in respect of the Company on 22 October 2012.

1.3.4                       We have not independently established the accuracy of the documents and searches referred to above.

2.                                       OPINIONS

2.1                                Based upon our examination of all the documents and information referred to in paragraph 1.3 above, and subject to the assumptions and qualifications set forth herein, it is our opinion that:

2.1.1                       the Company is a limited liability company duly incorporated and validly existing under the laws of the Republic of South Africa (“South Africa”);

2.1.2                       the Company has corporate power and authority to enter into and perform its obligations under the Offering Document, has validly executed the Offering Document and the execution and performance thereof has been duly authorised by all necessary action on the part of the Company and do not violate the applicable laws of South Africa now in effect;

2.1.3                       the entering into the Offering Document by the Company and the performance by the Company of its obligations thereunder do not and will not conflict with, or result in a breach of, any of the terms or provisions of any of the Company’s constitutive documents, including without limitation, the Memorandum of Incorporation of the Company;

2.1.4                       the Authorised Persons that signed the Offering Document on behalf of the Company are authorised by the Company to sign the Offering Document and to act in connection with the Offering Document;

2.1.5                       the:

2.1.5.1              Offering Document; and

2.1.5.2              the Guarantees, subject to paragraph 2.1.6 below,

constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be limited by applicable insolvency, liquidation, business rescue, curatorship, reorganization or other similar laws affecting the enforcement of creditors’ rights generally; and

2.1.6                       when the Guarantees to which the Registration Statement relates have been (i) duly authorised, and (ii) duly authenticated in accordance with the Offering Document, the Guarantees will be duly and validly issued.

3.                                       ASSUMPTIONS, RESERVATIONS AND QUALIFICATIONS

The opinions contained herein are subject to the following assumptions, reservations and qualifications (and those contained elsewhere in this Opinion):

3.1                                The opinions contained herein are given as of the date hereof.  We express no opinion as to the laws of any jurisdiction other than the laws of South Africa.  This Opinion is limited to the laws and regulations in effect in South Africa on and as of the date of this Opinion and is given on the basis that it will be governed and construed in accordance with South African law applicable as at the date hereof.  No obligation is assumed to update this Opinion or to inform any person of any changes in South African law or other matters coming to our knowledge and occurring after the date hereof, which may affect this Opinion in any respect. This Opinion encompasses only the matters expressly dealt with herein and its ambit may not be extended by implication or otherwise to deal with or encompass any other matters.

3.2                                This Opinion assumes (with your consent) in relation to the Offering Document:

3.2.1                       that the Guarantees given by the Company, as contemplated in the Offering Document, will be duly authorised, all in accordance with the relevant provisions of the Companies Act and the Memorandum of Incorporation of the Company;

3.2.2                       the authenticity of each signatory’s signature to the Offering Document;

3.2.3                       the completeness and conformity to the copy of the Offering Document, the Guarantee and all other documents supplied to us for the purposes of drafting this opinion;

3.2.4                       that the Offering Document and/or Authorising Documents as reviewed by us have not been superseded, amended or novated in any respect;

3.2.5                       that each of the parties to the Offering Document (other than the Company) has, in accordance with the laws of the jurisdiction in which such party is incorporated —

3.2.5.1              the capacity, power and authority;

3.2.5.2              fulfilled all internal authorisation procedures and applicable formalities; and

3.2.5.3              obtained all necessary agreements, consents, licenses or qualifications (whether as a matter of any law or regulation applicable to it or as a matter of any contract binding upon it), to enter into the Offering Document and to perform their respective obligations thereunder;

3.2.6                       that none of the parties to the Offering Document has adopted any resolution or taken any action that would affect in any respect any of the opinions expressed herein;

3.2.7                       that all authorisations constituted by the resolution referred to in paragraph 1.3.2.1 and the delegation of all authorities under and/or in respect thereof have been validly made and remain in full force and effect, the directors have been duly appointed, the meetings of directors, as the case may be, were duly convened and held (where applicable) and the resolution has been duly passed and in respect of any board or shareholder resolutions, such resolutions have been duly passed in accordance with the provisions of the Companies Act;

3.2.8                       that the board of directors of the Company is bona fide in its assessment of the reasonably foreseeable financial circumstances of the Company and the board of directors of the Company is satisfied that: (i) immediately after providing the contemplated financial assistance, the Company would satisfy “the solvency and liquidity test” (as defined in the Companies Act); and (ii) the terms under which the financial assistance is proposed to be given are fair and reasonable to the Company;

3.2.9                       that all exchange control approvals will, when required, be obtained by the Company;

3.2.10                 the copy of the Memorandum of Incorporation of the Company supplied to us was true, complete and up-to-date in all respects;

3.2.11                 the transactions contemplated by and the obligations assumed under the Offering Document are for the benefit of the parties thereto and that no person has been, or will be, engaged in conduct that is misleading or deceptive or likely to mislead or deceive in relation thereto;

3.2.12                 that there are no provisions of the laws of any jurisdiction outside South Africa which invalidate the choice of New York law by the parties to the Offering Document;

3.2.13                 that the Offering Document is valid and binding on each party under the laws of any jurisdiction, other than South Africa;

3.2.14                 that there are no agreements, documents or arrangements in existence between the parties to the Offering Document which materially affect, amend or vary the terms of the transactions contemplated under the Offering Document;

3.2.15                 there are no provisions of the laws of any jurisdiction outside South Africa which would be contravened by the execution or delivery of the Offering Document, and that, insofar as any obligation expressed to be incurred under the Offering Document is to be performed in or is otherwise subject to the laws of any jurisdiction outside South Africa, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction;

3.2.16                 that the Company is not insolvent or unable to pay its debts as they fall due and will not become insolvent or unable to pay its debts as they fall due as a result of its entry into the Offering Document and performance of the transactions contemplated therein;

3.2.17                 that none of the parties to the Offering Document has taken any corporate action and no other steps have been taken and no legal proceedings have been started or threatened for the liquidation, winding up, sequestration or similar proceedings, as the case may be, in any relevant jurisdiction in respect of any of the parties to the Offering Document;

3.2.18                 the documents referred to in paragraph 1.3.2.2 were correctly certified as true copies of the original document, were complete in all respects and had not been superseded, amended or novated in any respect;

3.2.19                 that the results of the searches referred to in paragraph 1.3.3 are accurate and complete in all relevant respects and did not fail to disclose any relevant matter; and

3.2.20                 there has been no alteration in status or condition of the Company as disclosed by CIPC.

3.3                                Any foreign judgment obtained in respect of the Offering Document will, subject to the permission of the Minister of Economic Affairs (if the Protection of Businesses Act No. 99 of 1978 (the “Businesses Act”) is applicable) be recognised and enforced in accordance with the ordinary procedures applicable under South African law for the enforcement of foreign judgments; provided that:

3.3.1                       the judgment is final and conclusive;

3.3.2                       the recognition and enforcement of the judgment is not against public policy in that, among other things, the judgment was not obtained by fraud or rendered contrary to natural justice, and does not involve the enforcement of foreign penal or revenue laws;

3.3.3                       the recognition and enforcement of the judgment does not contravene section 1A of the Businesses Act, which prohibits the payment of multiple or punitive damages;

3.3.4                       the foreign court in question had jurisdiction and international competence according to the principles recognised by the laws of South Africa and, in regard to these principles, and foreign judgments based on money claims, the courts of South Africa recognise jurisdiction and international competence on the basis of the submission, whether by agreement or by conduct, of the defendant to the jurisdiction of the foreign court or the residence of the defendant in the area of the foreign court at the time of the commencement of the action.

3.4                                South Africa is a signatory to the New York Convention dated 10 June 1958, as has been recognised and enforced by the enactment of the Recognition and Enforcement of Foreign Arbitral Awards Act, 40 of 1977, which provides the mechanism for the enforcement of foreign arbitration awards in South Africa.  Any foreign arbitration award obtained in respect of the Offering Document will, subject to the permission of the Minister of Economic Affairs (if the Businesses Act is applicable) be recognised and enforced in South Africa, provided that:

3.4.1                       the relevant arbitration award is final and conclusive;

3.4.2                       it is permissible in terms of South African law that the subject matter of the dispute concerned be governed by arbitration;

3.4.3                       the arbitration award deals with a dispute contemplated by or falling within the provisions of the relevant reference to arbitration in the relevant arbitration agreement;

3.4.4                       the recognition and enforcement of the arbitration award is not against public policy;

3.4.5                       the constitution of the arbitration tribunal and the arbitration proceedings concerned were in accordance with the relevant arbitration agreement or in accordance with the laws of the country in which the arbitration proceedings took place;

3.4.6                       the parties to the arbitration agreement had capacity to contract under the law applicable to them and the arbitration agreement is valid under the laws of the country to which the parties have subjected the arbitration agreement or where the arbitration award was made;

3.4.7                       the party against whom the arbitration award is sought to be enforced received notice of the appointment of the arbitrator and of the arbitration proceedings concerned and was able to present its case at the arbitration proceedings.

3.5                                The South African courts will not apply a foreign law if —

3.5.1                       it is not pleaded and proved; or

3.5.2                       the selection of the foreign law was not bona fide and legal; or

3.5.3                       to do so would be contrary to public policy.

3.6                                In respect of any suit or action by any counterparty against the Company in South African courts, such counterparty, as a foreign plaintiff or perigrinus —

3.6.1                       may be required in terms of South African law to deposit security for certain legal costs in respect of legal proceedings instituted in the courts of South Africa;

3.6.2                       may not be required to provide security for certain legal costs if at the time of commencement of such suit or action, under South African law, such counterparty is considered to be a national of —

3.6.2.1              a contracting State of the Convention Relating to Civil Procedures made at the Hague on 1 March 1954, which convention has, at the time of commencement of such suit or action, been duly ratified by the national legislature of South Africa and adopted into South African law; or

3.6.2.2              a State that has entered into a bilateral treaty with South Africa that eliminates the requirement of security for such legal costs in respect of suits or actions between nationals of State parties to the bilateral treaty on a reciprocal basis, which bilateral treaty has, at the time of commencement of such suit or action, been duly ratified by the national legislature of South Africa and adopted into South African law.

3.7                                As at the date hereof, South Africa has not ratified or adopted the Convention Relating to Civil Procedures made at the Hague on 1 March 1954 or the bilateral treaty contemplated in paragraph 3.6.2.2 above.

3.8                                Any signature on the Offering Document signed outside South Africa must be authenticated:

3.8.1                        if signed in England, by a notary public in England; or

3.8.2                        if elsewhere, in accordance with the Uniform Rules of Court (of South Africa),

in order for the document to be received in the courts of South Africa unless the document is shown to the satisfaction of the court to have been actually signed by the person purporting to have signed such document.

3.9                                Under South African law, a court will not accept a complete ouster of jurisdiction, although generally it recognises party autonomy and gives effect to a choice of law.  However, jurisdiction remains within the discretion of the court and a court may, in certain instances, assume jurisdiction provided there are sufficient jurisdictional connecting factors.  Similarly, the courts may, in rare instances, choose not to give effect to a choice of jurisdiction clause, if such choice is contrary to public policy.

3.10                          It is uncertain under South African law whether the parties to a contract can agree in advance the governing law of claims connected with the contract but which are not claims under the contract, such as claims in delict (tort).

3.11                          A South African court may determine, in its discretion, that the parties to the Offering Document are able to amend it by oral agreement despite any provisions to the contrary.

3.12                          South African company law is governed by statute and by common law.  The Companies Act and the regulations published under section 223 thereof have replaced the Companies Act, 1973 (Act No. 61 of 1973) (the “Old Companies Act”), except for Chapter 14 thereof, that deals with the winding-up of companies, in its entirety.  Absent a general body of case law and general practice, opinions given in respect of the Companies Act are given with reference to section 5 and 7 thereof that set out the purpose of the Companies Act and principles applicable to its interpretation and having regard to South African common law.

3.13                          Winding-Up and Insolvency

3.13.1                 In South African law, the winding-up, business rescue and judicial management of companies is regulated by both the Companies Act, the Old Companies Act and the Insolvency Act, 1936 (Act No. 24 of 1936) (the “Insolvency Act”).

3.13.2                 The effect of the Companies Act, the Old Companies Act and the Insolvency Act (together with any other laws regulating the enforcement of creditors’ rights generally) is such that if the parties are subject to winding up or judicial management, then the parties may not have the power, capacity and authority to conclude the Offering Document, as the power, capacity and authority of the parties may be limited or affected by bankruptcy, insolvency, reorganisation, moratorium, fraudulent conveyance and other similar laws (including constitutional laws and court decisions) including, without limitation, limitations introduced by way of equitable principles.

3.13.3                 The further effect of the Old Companies Act, the Companies Act and the Insolvency Act and any other laws regulating the enforcement of creditors’ rights generally is such that it may not be possible for the parties to enforce the rights conferred by the Offering Document to the full extent therein contemplated as the enforceability of such Offering Document may be limited or affected by bankruptcy, insolvency, reorganisation, moratorium, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect, including without limitation, limitations introduced by way of equitable principles. Accordingly, as used in this Opinion, the term “enforceable” means that each of the obligations of the Company under the Offering Document is of a type and form enforced by the courts of South Africa.  It is not certain, however, that each such obligation will be enforced in accordance with its terms in every circumstance, enforcement being subject to, among other things:

3.13.3.1        the laws affecting creditors’ rights generally including, but not limited to, insolvency laws;

3.13.3.2        the laws of prescription and set-off:  claims may become time-barred or may be or may become subject to defences of set-off or counterclaim;

3.13.3.3        where obligations are to be performed in a jurisdiction outside South Africa, they may not be enforceable in South Africa to the extent that performance would be illegal under the laws of the other jurisdiction or contrary to public policy in such other jurisdiction;

3.13.3.4        payment obligations that are contrary to the exchange control regulations of any country or economic union in whose currency the relevant amounts are payable may not be enforceable in South Africa;

3.13.3.5        enforcement may be limited to the extent that matters in respect of which it has been expressly assumed herein will be done, have not been done;

3.13.3.6         enforcement of obligations may be invalidated by reason of fraud, duress, misrepresentation, or undue influence;

3.13.3.7        matters of procedure upon enforcement of the Offering Document will be governed by and determined in accordance with the law of the forum where such enforcement takes place;

3.13.3.8        principles of equity and the doctrine of the South African courts in enforcing equitable remedies and principles of public policy.

3.13.4                 In terms of the Old Companies Act, a company may be wound up (i) voluntarily (a creditors’ voluntary winding-up or a members’ voluntary winding up) by way of a special resolution of the members of the company or (ii) by the court by way of a court order.  Any report produced by a search of the records of CIPC will not reveal (i)  any special resolution which has been passed by the members of a company for a creditors’ or a members’ voluntary winding-up of the company which has not been registered with CIPC, (ii)  any order made by a court for the liquidation, winding-up or judicial management of a company of which CIPC has not been notified, or (iii)  any petition presented to a court for the liquidation, winding-up or judicial management of a company.  In regard to sub-paragraph (ii) it should be noted that there may be a delay of more than six months before an order made by a court for the liquidation, winding-up or judicial management of a company is notified to CIPC.

3.14                          To the extent that any matter is expressed to be determined by future agreement or negotiation, the relevant provision may be unenforceable or void for uncertainty under South African law.

3.15                          The effectiveness of any provision of the Offering Document which allows an invalid provision to be severed in order to save the remainder of the Offering Document will be determined by the South African courts in their discretion.

3.16                          Any provision in the Offering Document that a person shall not exercise a right or obligation conferred or imposed on that person by South African law, is subject to considerations of public policy. There is authority in South African law to indicate that persons may not contract in violation of South African law made for the benefit of the public.

3.17                          The term “enforceable” as used in this letter, means that the obligations assumed by the Company or those in the Offering Document are of a type which the South African courts enforce.  It does not mean that those obligations will necessarily be enforced in accordance with their terms.  In particular, South African courts may not enforce a provision of the Offering Document that limits a fundamental constitutional right of a South African contract party. In determining the constitutional validity of contractual provisions, South African courts will have regard to (i) public policy considerations, including whether the contractual provision is fair and reasonable in content and with reference to its enforcement in the relevant circumstances; (ii) competing rights such as the common law right of freedom of contract; and (iii) the relative bargaining positions of the contract parties.

3.18                          The Conventional Penalties Act No.15 of 1962 of South Africa provides (inter alia) that -

3.18.1                 a creditor shall not be entitled to recover, in respect of an act or omission which is the subject of a penalty stipulation, both the penalty and damages or, except where the relevant contract expressly so provides, to recover damages in lieu of the penalty; and

3.18.2                 if upon the hearing of a claim for a penalty, it appears to the court that such penalty is out of proportion to the prejudice suffered by the creditor by reason of the act or omission in respect of which the penalty was stipulated, the court may reduce the penalty to such extent as it may consider equitable in the circumstances; provided that in determining the extent of such prejudice the court shall take into consideration not only the creditor’s proprietary interest but every other rightful interest which may be affected by the act or omission in question.

3.19                          The power of a South African court to order specific performance of an obligation or to grant injunctive relief is discretionary and, accordingly, we express no opinion as to whether such remedies will be available in respect of any of the obligations of the Company under the Offering Document.

3.20                          Generally, certificates as evidence of indebtedness issued by a creditor to a debtor, or as to other facts, are under South African law, subject to enquiry and may accordingly not be valid or enforceable if expressed to be conclusive.

3.21                          Provisions that a defaulting party will pay all of the innocent party’s legal costs of taking action are not enforced by the South African courts, and the general rules relating to party and party, attorney and client and attorney and own client costs are applied.

3.22                          A determination, designation, calculation or certificate of any party to the Offering Document, as to any matter provided for in the Offering Document might, in certain circumstances, be held by the South African courts not to be final, conclusive or binding (for example, if it could be shown to have an arbitrary basis or not to have been reached in good faith) notwithstanding the provisions of the Offering Document.

3.23                          Where a party to the Offering Document is vested with a discretion or may determine a matter in its opinion, the South African courts if called upon to consider the question may require that such discretion is exercised reasonably or that such opinion is based upon reasonable grounds.

3.24                          The effectiveness of terms releasing or exculpating any party from, or limiting or excluding, a liability or duty otherwise owed, may be limited by law in South Africa.

3.25                          Any claim that any counterparty may have against the Company arising out of or in connection with the Offering Document will, under the laws of South Africa, prescribe after the expiry of a period of 3 (three) years from the date on which the cause of action in respect of such claim arose.

3.26                          Any provision that a person shall not exercise or perform a right or obligation conferred or imposed on that person by statute, is subject to considerations of public policy.

3.27                          Except as explicitly stated herein, we give no opinion as to:

3.27.1                  matters of fact;

3.27.2                  any liability to any form of tax;

3.27.3                  the applicability of any provision relating to competition law in South Africa;

3.27.4                  the commercial desirability or reasonability of any of the terms of the Offering Document or the transactions referred to therein;

3.27.5                  the suitability or adequacy or correctness of the representations, warranties and undertakings of the Offering Document;

3.27.6                  the fulfilment of any of the conditions precedent in any of the Offering Document;

3.27.7                  whether the Company will be in a position to fulfil its obligations under the Offering Document;

3.27.8                  except with respect to paragraph 2.1.3, whether the acceptance, execution or performance of the Company’s obligations under the Offering Document will result in the breach of or infringe any other agreement, deed or arrangement entered into by or binding on the Company; or

3.27.9                  except with respect to paragraph 2.1.2, compliance by the parties with South African law in the performance of their obligations under, and implementation of, the Offering Document.

3.28                          The content of paragraph 1.3.3 is dependent on the integrity of the records and information systems of CIPC, which records and information systems are often incomplete and outdated. It is not possible to verify the accuracy of the search results referred to in paragraph 1.3.3 which we obtained from CIPC.

4.                                       This Opinion is being furnished at the request of the Addressees, on the basis that this Opinion is required under item 601(b)(5) of Regulation S-K of the United States Securities Act of 1933, pursuant to the filing, with the Commission, of the Registration Statement.

5.                                       This Opinion is intended solely for use in connection with the filing, with the Commission, of the Form F-3 Registration Statement and the issuance of securities subject to the Registration Statement, and is not to be relied upon for any other purpose.

6.                                       We consent (the “Consent”) to (i) the filing of this Opinion with the Commission, as an exhibit to the Registration Statement, (ii) the references to this Opinion in the Registration Statement, and (iii) the references, in the Registration Statement under the sections headed “Enforceability of Certain Civil Liabilities” and “Legal Matters”, to Edward Nathan Sonnenbergs Inc. (“ENS”). In giving this Consent, ENS does not admit or concede that it is within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, or the rules or regulations of the Commission promulgated there-under. ENS is a privately incorporated company of lawyers admitted to practice in South Africa, and (i) the lawyers of ENS are, for purposes of the Consent and/or this Opinion, not admitted in, (ii) ENS does not hold itself out as being experts on, and (iii) ENS does not express any opinion on, the law of any jurisdiction other than the laws of South Africa.

Yours faithfully

/s/ Edward Nathan Sonnenbergs Inc.
Edward Nathan Sonnenbergs Inc.